Exhibit 99.1

CLEARWATER, April 14, 2014 / -- In connection with Discount Coupons Corp's  (the "Company") (OTCBB:DCOU) plan to consolidate the daily deal industry, on March 31, 2014 the Company acquired All Deals Local, Inc. ("All Deals Local"), a Daily Deal site focusing on merchants and clients in the Three Village/Port Jefferson area of Long Island, New York.

All Deals Local provides a Daily Deal website that focuses on a very robust section of Long Island, which includes Stony Brook, Setauket, and Port Jefferson as well as many others.

Pat Martin, the Company's CEO, stated: “The acquisition of All Deals Local is further validation that our team is committed to building a world class Daily Deal organization. We could not be more pleased to have Rafael Vasquez and his team join the Company. We expect to see All Deals Local continue to grow as the company expands its territories utilizing the Discount Coupons Corp’s growing database of regions and subscribers through acquisitions. Additionally, All Deals Local also brings the Company a strong sales team to continue supporting the region. “

"The opportunity to grow All Deals Local, which already utilizes the Daily Deal Builder platform and their exceptional team led by Tyler and Marc Horne, and to be a part of Discount Coupons made our decision to join the Company an easy one”, says Rafael Vasquez, Principal Owner. “We were inspired by the Company’s plan to become a global Daily Deal leader through the acquisition of strong Daily Deal brands like All Deals Local. My team and I are also excited that with the additional support and services Discount Coupons brings to the table, we will be able to continue expanding All Deals Local to more and more areas as more acquisitions and members are added.”

ABOUT DISCOUNT COUPONS CORP:

Discount Coupons Corp, an Internet marketing and technology company, operates in two segments, daily deal site management and full-service digital marketing agency services. The daily deal segment operates daily deal websites that sell discounted vouchers to consumers. Daily deal websites benefit both businesses and consumers. Businesses are provided a Cost Per Acquisition (CPA) type marketing opportunity where they pay a set fee per voucher sold. Consumers purchase discounted vouchers, typically at 50% off retail pricing, which are then redeemed at either a website or a local business. The daily deal segment intends on growing through the acquisition of established daily deal websites. The daily deal segment operates DiscountCoupons.com and other similar properties. DiscountCoupons.com has been in operation since 1997. The agency segment provides businesses with a full range of digital and traditional marketing services including, branding, interactive, advertising, business development, public relations, market research, analytics, photography and creative strategies. Managed interactive marketing channels include, social media, search engine optimization, website concepts and development, graphic design, email marketing, social media marketing and search engine marketing. Discount Coupons Corp is headquartered in Clearwater, Florida.

Statements made in this press release that express the Company or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company's Form S-1, which may be reviewed at www.sec.gov. In addition, you should review the Company's periodic reports also that are available at www.sec.gov. Investors should not place undue reliance on the Company's forward-looking statements. No information contained in this press release should be construed as an indication of the Company's future financial performance, its future stock price or its ability to complete acquisitions.   The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PR CONTACT:

Pat Martin
919-610-4400
pat@discountcoupons.com